SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013

XUMANII, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169280	90-09582397
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

PO Box 309, Ugland House South Church Street George Town Grand Cayman KY1-1104 Cayman Islands
(Address of principal executive offices)
305-600-0732
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Xumanii, Inc.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On May 20, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into a Consulting Agreement with Roe Williams The Agreement provides for the Consultant to negotiate live broadcast agreements with Corporate Clients, Sponsors, Advertisers, Artists, Management, Record Labels, Festivals and other entities within the Entertainment Industry, on behalf of the Company.

This Agreement contains customary representations and warranties of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

On May 21, 2013, Xumanii, Inc., a Nevada corporation (the "Company") entered into a Consulting Agreement with Sabrian Sledge also known as "Boo". The Agreement provides for the Consultant to negotiate Live Broadcast Events with Performing Artist Dwayne Michael Carter also known as "Lil Wayne", for a Two (2) years exclusive endorsement of the Company in regards to live streaming/live broadcasting by Lil Wayne and the live broadcast of Two (2) Concerts by the Artist on the Company’s platform.

This Agreement contains customary representations and warranties of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability

The above descriptions of the Agreements is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreements, the references made to the Agreement, which is filed hereto as Exhibit 10.1 through Exhibit 10.2 are incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.

Description of Exhibit

10.1

                   Consulting Agreement Dated May 20, 2013.

10.2

                  Consulting Agreement Dated May 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   May 24, 2013

Xumanii, Inc.

By:   /s/ Alexandre Frigon

Name: Alexandre Frigon

Title:   President and Chief Executive Officer